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                                                                    Exhibit 3.35

                                   REGULATIONS

                                       Of

                             HULEN PARK VENTURE, LLC

                                    ARTICLE I
                                     OFFICES

The principal offices of Hulen Park Venture, LLC, a Texas Limited Liability Company (hereinafter the "Company") in the State of Texas shall be located at 4050 West Park Boulevard, in the City of Plano, County of Collin, Texas, or at an alternative location which may be designated by the Board of Managers of the Company from time to time by amendment hereto. The mailing address of the Company shall be 6309 North O'Connor Boulevard, Suite 118, Irving, Texas 75039. The Company may have such other offices, either within or without the State of Texas as the Board of Managers may designate, as the business of the Company may from time to time require.

The registered office of the Company required by the Texas Limited Liability Company Act to be maintained in the State of Texas may be, but need not be, identical with the principal office in the State of Texas, and the address of the registered office may be changed from time to time by the Board of Managers.

                                   ARTICLE II
                     HOLDERS OF UNITS OF MEMBERSHIP INTEREST

SECTION 1: ANNUAL MEETING. The annual meeting of the holders of Units of Membership Interest (the "Annual Owner's Meeting") shall be held on the First day of December in each year, beginning with the year 1998, at the hour of 3:30 P.M., for the purpose of electing Managers and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Texas such meeting shall be held on the next succeeding business day.

If the election of Managers shall not be held on the day designated herein for any annual meeting of the holders of Units of Membership Interest, or at any adjournment thereof the Board of Managers shall cause the election to beheld at a special meeting of the holders of Units of Membership Interest as soon thereafter as conveniently may be.

SECTION 2: SPECIAL MEETINGS. Special meetings of the holders of Units of Membership Interest, for any purpose or purposes, unless otherwise prescribed by statute, shall be called by the President or by the Board of Managers, and shall be called by the President at the request of the holders of not less than twenty percent (20%) of all the outstanding Units of Membership Interest of the Company entitled to vote at the meeting.

SECTION 3: PLACE OF MEETING. The Board of Managers may designate any place, either within or without the State of Texas, as a place of meeting for any annual meeting or for any

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special meeting called by the Board of Managers. A waiver of notice signed by all holders of Units of Membership Interest entitled to vote in the meeting may designate any place, either within or without the State of Texas, as a place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Company in the State of Texas.

SECTION 4: NOTICE OF MEETING. Written or printed notice stating the place, day and hour of meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days, nor more than fifty (50) days, before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the holder of any Unit of Membership Interest at his, her or its address as it appears on the Unit of Membership Interest transfer books of the Company, with postage thereon prepaid.

SECTION 5: CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining holders of Units of Membership Interest entitled to notice of or to vote at any meeting of holders of Units of Membership Interest or any adjournment thereof, or holders of Units of Membership Interest entitled to receive payment of any distribution, or in order to make a determination of holders of Units of Membership Interest for any other proper purpose, the Board of Managers of the Company may provide that the Unit of Membership Interest transfer book shall be closed for a stated period, but not to exceed, in any case, fifty (50) days. If the Unit of Membership Interest transfer book shall be closed for the purpose of determining holders of Units of Membership Interest entitled to notice of, or to vote at a meeting of holders of Units of Membership Interest, such book shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the Unit of Membership Interest transfer book, the Board of Managers may fix in advance a date as the Record Date (herein so-called) for any such determination of holders of Units of Membership Interest, such date in any case to be not more than fifty (50) days and, in case of any meeting of holders of Units of Membership Interest, not less than ten (10) days prior to the meeting on which the particular action, requiring such determination of holders of Units of Membership Interest, is to be taken. If the Unit of Membership Interest transfer books are not closed and no Record Date is fixed for the determination of holders of Units of Membership Interest entitled to notice of, or to vote at a meeting of holders of Units of Membership Interest, or holders of Units of Membership Interest entitled to receive payment of a distribution, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Managers declaring such distribution is adopted, as the case may be, shall be the Record Date for the determination of holders of Units of Membership Interest. When the determination of holders of Units of Membership Interest entitled to vote in any meeting of holders of Units of Membership Interest has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the Unit of Membership Interest transfer books and the stated period of closing has expired.

SECTION 6: VOTING LISTS. The officer or agent having charge of the Unit of Membership Interest transfer books for Units of Membership Interest of the Company shall make, at least ten

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(10) days before each meeting of holders of Units of Membership Interest, a complete list of the holders of Units of Membership Interest entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of Units of Membership Interest held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Company, and shall be subject to inspection by any holder of any Unit of Membership Interest at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any holder of any Unit of Membership Interest during the whole time of the meeting. The original Unit of Membership Interest transfer book shall be prima facie evidence as to who are the holders of Units of Membership Interest entitled to examine such list or transfer books or to vote at any meeting of the holders of Units of Membership Interest.

SECTION 7: QUORUM. A majority of the outstanding Units of Membership Interest of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of holders of Units of Membership Interest. If less than the majority of the outstanding Units of Membership Interest are represented at a meeting, a majority of Units of Membership Interest so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The holders of Units of Membership Interest present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough holders of Units of Membership Interest to leave less than a quorum.

SECTION 8: PROXIES. At a meeting of holders of Units of Membership Interest, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxies shall be filed with the Secretary of the Company before or after the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

SECTION 9: VOTING OF UNITS OF MEMBERSHIP INTEREST. Subject to the provisions of section 11 of this article II, each outstanding Unit of Membership Interest entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the holders of Units of Membership Interest.

SECTION 10: VOTING OF UNITS OF MEMBERSFHP INTEREST BY CERTAIN HOLDERS. Units of Membership Interest standing in the name of another Company may be voted by such officer, agent or proxy as the by-laws of such Company may prescribe, or in the absence of such provision, as the Board of Directors of such Company may determine.

Units of Membership Interest held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without transfer of such Units of Membership Interest unto his or her name. Units of Membership Interest standing in the name of trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote Units of Membership Interest held by him or her without a transfer of Units of Membership Interest into his or her name.

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Units of Membership Interest standing in the name of receiver may be voted by such receiver, and Units of Membership Interest held by or under the control of the receiver may be voted by such receiver without the transfer thereof into his or her name, if authority so to do be contained in an appropriate order of the court by which such receiver is appointed.

A shareholder whose Units of Membership Interest are pledged shall be entitled to vote such Units of Membership Interest until the Units of Membership Interest have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the Units of Membership Interest so transferred.

Units of Membership Interest of its own stock belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding Units of Membership Interest at any given time.

SECTION 11: CUMULATIVE VOTING PERIOD. At each election for Managers, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of Units of Membership Interest owned by him, her or it for as many persons as there are Managers to be elected and for whose election he, she or it has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Managers multiplied by the number of his Units of Membership Interest shall equal, or by distributing such votes on the same principal among any number of candidates.

SECTION 12: INFORMAL ACTION BY HOLDERS OF UNITS OF MEMBERSHIP INTEREST. Any action required to be taken at a meeting of holders of Units of Membership Interest may be taken without a meeting, if the consent in writing, setting forth the action so taken, shall be signed by all the holders of Units of Membership Interest entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III
                                BOARD OF MANAGERS

SECTION 1: GENERAL POWERS. The business and affairs of the Company shall be managed by the Board of Managers.

SECTION 2: NUMBER, TENURE AND QUALIFICATIONS. Until the Organization Meeting of the Managers of the Company (hereinafter the "Organization Meeting"), the number of initial Managers of the Company shall be two (2). The aforesaid Organization Meeting shall take place within thirty (30) days following the date upon which the Articles of Organization of the Company are filed with the Secretary of the State of Texas. At the Organization Meeting, the owners of the Units of Membership Interest in the Company shall elect three (3) Managers of the Company to serve until the First Annual Owner's Meeting, or until their successors shall otherwise qualify. Thereafter, the number of Managers of the Company shall be three (3), excepting as otherwise established as provided herein. Each Manager shall hold office until the next Annual Owner's Meeting and until his or her successor shall have been elected and

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qualified. Managers need not be residents of the State of Texas or holders of
Units of Membership Interest of the Company.

SECTION 3: REGULAR MEETINGS. A regular meeting of the Board of Managers shall be held without other notice than this Regulation immediately after, and at the same place as, the Annual Owner's Meeting. The Board of Managers may provide, by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4: SPECIAL MEETINGS. Special meetings of the Board of Managers may be called by or at the request of the President or any two Managers. The person or persons authorized to call special meetings of the Board of Managers may fix any place either within or without the State of Texas, as the place for holding any special meeting for the Board of Managers called by them.

SECTION 5: NOTICE. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each Manager at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Manager may waive notice of any meeting. The attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Managers need be specified nor notice or waiver of notice of such a meeting.

SECTION 6: QUORUM. A majority of the number of Managers fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Managers, but if less than such majority is present at a meeting, a majority of the Board of Managers present may adjourn the meeting from time to time without further notice.

SECTION 7: MANNER OF ACTING. The act of the majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers.

SECTION 8: VACANCIES. Any vacancy occurring in the Board of Managers may be filled by the affirmative vote of the majority of the remaining Managers though less than a quorum of the Board of Managers. A Manager elected to fill a vacancy shall be elected for the un-expired term of his predecessor in office. Any Managership to be filled by reason of an increase in the number of Managers shall be filled by election at an annual meeting or at a special meeting of holders of Units of Membership Interest called for that purpose.

SECTION 9: COMPENSATION. By resolution of the Board of Managers, the Managers may be paid their expenses, if any, of attendance at each meeting of the Board of Managers, and may be paid a fixed sum for attendance at each meeting of the Board of Managers, or a stated salary as Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.

SECTION 10: PRESUMPTION OF ASSENT. A Manager of the Company who is present at a meeting of the Board of Managers at which action regarding any matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward his dissent by registered mail to this Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

                                   ARTICLE IV
                               OPERATING OFFICERS

The Operating Officers of the Company shall be one or more Managers of the Company, appointed from time to time by the Board of Managers.

                                    ARTICLE V
                       CONTRACTS; LOANS; CHECKS; DEPOSITS

SECTION 1: CONTRACTS. The Board of Managers may authorize any Manager or Managers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loan shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Managers. Such authority shall be confined to specific instances.

SECTION 3: CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, shall be signed by such Manager or Managers, or agent or agents of the Company and in such manner as shall from time to time be determined by the resolution of the Board of Managers.

SECTION 4: DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company at such banks, trust companies or depositories as the Board of Managers may select.

                                   ARTICLE VI
             CERTIFICATES FOR UNITS OF MEMBERSHIP INTEREST AND THEIR
                                    TRANSFER

Certificates representing Units of Membership Interest of the Company shall be in such forms as shall be determined by the Board of Managers. Such certificates shall be signed by two (2) Managers of the Company. All certificates for Units of Membership Interest shall be consecutively numbered or otherwise identified. The name and address of the person, to whom the Units of Membership Interest represented thereby are issued, with the number of Units of

Membership Interest and date of issue, shall be entered on the Unit of Membership Interest transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of Units of Membership Interest shall have been surrendered and canceled, except in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Company as the Board of Managers may prescribe.

Transfer of Units of Membership Interest of the Company shall be made only on the Unit of Membership Interest transfer books of the Company by the holder of record thereof or by the legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company, and on surrender for cancellation of the certificate for such Units of Membership Interest. The person in whose names Units of Membership Interest stand on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

                                   ARTICLE VII
                                   FISCAL YEAR

The fiscal year of the Company shall begin on the first day of January and end on the thirty-first day of December each year.

                                  ARTICLE VIII
                                  DISTRIBUTIONS

The Board of Managers may from time to time declare, and the Company may pay, distributions on its outstanding Units of Membership Interest in the manner and upon the terms and conditions provided by law and its articles of Organization.

                                   ARTICLE IX
                                      SEAL

The Board of Managers shall provide a company seal that shall be circular in form, and shall have inscribed thereon the name of the Company, the year of Organization, and the state of Organization.

                                    ARTICLE X
                                WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or Manager by the Company under the provisions of these Regulations, or under the provisions of the Articles of Organization or under the provisions of the Texas Limited Liability Company Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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                                   ARTICLE XI
                                   AMENDMENTS

These Regulations may be altered, amended or repealed, and new Regulations may be adopted by the Board of Managers at any regular or special meeting of the Board of Managers.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

SECTION 1: POWER TO ALTER OR AMEND. These Regulations may be altered or amended by the affirmative vote of a majority of the Units of Membership Interest issued and outstanding and entitled to vote, at any regular or special meeting of the holders of Units of Membership Interest, if notice of the proposed alteration or amendment be contained in the notice of the meeting, or by a resolution adopted by the affirmative vote of a majority of the whole Board of Managers at a regular or special meeting, provided that the amendments so adopted shall first have been proposed by a resolution passed by the vote of a majority of the whole Board of Managers at its last preceding meeting, and that the notice calling the meeting at which the amendments are to be and are adopted shall specify by designated number, the section or sections of the Regulations involved, and shall embody a copy of the section or sections proposed to be added or deleted, or in case it is proposed to amend any section or sections, shall embody a copy of such section or sections in proposed amended form.

SECTION 2: ADVANCE NOTICE OF GENERAL MATTERS. No business shall be transacted at an annual meeting of holders of Units of Membership Interest, except such business as shall be (a) specified in the notice of meeting given as provided in
Section 5 of this Article II, (b) otherwise brought before the meeting by or at the direction of the Board of Managers, or (c) otherwise brought before the meeting by any holder of any Unit of Membership Interest of record entitled to vote at the meeting, in compliance with the procedure set forth in this Section
2. For business to be brought before an annual meeting by a holder of any Unit of Membership Interest pursuant to (c) above, the holder of such Unit of Membership Interest must have given timely notice in writing to the Secretary. To be timely, a such notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than ten (10) nor more than sixty (60) days prior to the meeting; provided, however, that if less than twenty (20) days' notice or prior public disclosure of the meeting is given or made to holders of Units of Membership Interest, notice by the holder of such Unit of Membership Interest will be timely if received not later than the close of business on the third (3d) business day following the day on which such notice of the date of the meeting, or such public disclosure, was given or made. Notice shall be deemed to have been given at least twenty (20) days in advance of the annual meeting if the annual meeting is called on the date indicated by
Section 2 of Article II, hereof, without regard to when notice or public disclosure thereof is given or made. Notice of actions to be brought before the annual meeting pursuant to (c), above, shall set forth, as to each matter the holder of the Unit of Membership Interest proposes to bring before the annual meeting; (i) a brief description of the business desired to be brought before the annual meeting and the reasons for bringing such business before the annual meeting, (ii) the name and address, as they appear on the Company's books, of each holder of Units of Membership Interest proposing such business, (iii) the classes and number of Units of Membership Interest of the Company that are owned of record and beneficially by such person or entity, and (iv) any material interest of such person or entity in such business other than his interest as a holder Units of Membership Interest of the Company. Notwithstanding anything in these Regulations to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 2, of Article
XII. If the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with provisions prescribed by these Regulations, he shall so declare to the meeting, and to the extent permitted by law any such business not properly brought before the meeting shall not be transacted.

ADVANCE NOTICE OF NOMINATIONS. Only persons who are nominated in accordance with the provisions set forth in these Regulations shall be eligible to be elected as Managers at an annual or special meeting of holders of Units of Membership Interest. Nomination for election to the Board of Managers shall be made by the Board of Managers, or a Nominating Committee appointed by the Board of Managers. Nomination for election of any person to the Board of Managers may also be made by any holder or one or more Unites of Membership Interest if written notice of the nomination of such person shall have been delivered to the Secretary of the Company at the principal office of the Company not later than the close of business on the fifth (5th) business day following the date on which notice is first given to holders of Units of Membership Interest of the meeting at which such election is to be held. Each such notice shall set forth: (a) the name and address of the holder or one or more Units of Membership Interest who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the person or entity promulgating such nomination is a holder of record of Units of Membership Interest of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the person or entity promulgating such nomination and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the person or entity promulgating such nomination; (d) such other information regarding each nominee proposed by such person or entity promulgating such nomination as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Managers; and, (e) the written consent of each nominee to serve as a Manager of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

EXECUTION FOR IDENTIFICATION. These Regulations are executed for identification by the Initial Managers of HULEN PARK VENTURE, LLC, a Texas Limited Liability Company, at its Organization Meeting of September 1998.

/s/ John R. Landon                                   /s/ Richard T. Morgan
--------------------                                 -----------------------
John R. Landon                                       Richard T. Morgan
Manager                                              Manager

/s/ Robert H. McKenzie-Smith
------------------------------
Robert H. McKenzie-Smith
Manager

           AGREEMENT FOR THE SALE AND TRANSFER OF UNITS OF MEMBERSHIP
                       INTEREST IN HULEN PARK VENTURE, LLC

STATE OF TEXAS                     Section
                                   Section
                                   Section      KNOW ALL MEN BY THESE PRESENTS:
                                   Section
COUNTY OF TARRANT                  Section

Whereas, Hulen Park Venture, LLC (herein the "Company"), is a Texas Limited Liability Company formed for the purpose of undertaking the acquisition, development and sate of a 177.48 acre tract of land out of the Isabel Flores Survey, Abstract No. 507, Tarrant County, Texas, which tract of land is more particularly identified by the survey performed and staked on the ground on 21 April 1998 by Tommy D. Burks, State of Texas Professional Land Surveyor No. 3668, a copy of which survey is appended as Exhibit "A," to the Minutes of the Organization Meeting of the Board of Managers of Hulen Park Venture, LLC, and incorporated herein by this reference for all purposes (herein the "Property"); and,

Whereas, Legacy/Monterey Homes, L.P. (herein "Legacy") is a Texas Limited Partnership acting by and through its President, John R. Landon, an individual residing in Dallas County, Texas, and Chairman of the Board of Managers of the Company; and,

Whereas, The Palladium Group, Inc. (herein "Palladium"), is a Texas Corporation acting by and through its President, Joy D. McKenzie-Smith; and,

Whereas, Robert H. McKenzie-Smith (herein "McKenzie-Smith") is an individual residing in Tarrant County, Texas, a member of the Board of Managers of the Company, and Chief Operating Officer of the Company; and,

Whereas, Legacy is the owner of seventy-five percent (75%) of the total of all interests in the Company, with such ownership represented by Seven Hundred Fifty
(750) Units of Membership Interest in the Company; and,

Whereas, Palladium is the owner of twenty-five percent (25%) of the total of all interests in the Company, with such ownership represented by Two Hundred Fifty
(250) Units of Membership Interest in the Company; and,

Whereas, Legacy desires to acquire the interests in the Company owned by Palladium and to assume full operational control of the business and affairs of the Company; and,

Whereas, Palladium desires to sell and convey its interest in the Company to Legacy and to relinquish any and all control of the business and affairs of the Company to Legacy; and,

Whereas, Robert H. McKenzie-Smith desires to resign his positions as Chief Operating Officer of the Company and Member of the Board of Managers of the Company;

Now, Therefore, premises considered, Legacy, Palladium, McKenzie-Smith and the Company COVENANT and AGREE as follows:

1. For and in consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Palladium, Palladium does herewith sell and convey to Legacy Two Hundred and Fifty (250) Units of Membership Interest in the Company, being the total of all interests in the Company owned by Palladium.

2. McKenzie-Smith herewith resigns his positions as Chief Operating Officer and a member of the Board of Managers of the Company.

3. Legacy and the Company herewith ratify all actions taken by McKenzie-Smith for and in behalf of the Company in his capacity as Chief Operating Officer of the Company and as a Member of the Board of Managers of the Company. Legacy and the Company likewise assume responsibility for all obligations and liabilities of the Company, including contractual obligations and liabilities, and holds harmless McKenzie-Smith and Palladium from and against any and all claims by third parties in any way pertaining to the Property, or to the business and affairs of the Company.

4. Without limitation, Legacy and the Company specifically assume responsibility for all duties, obligations and payments for services resulting from service contracts pertaining to the Property with USA Professional Services Group, Inc.

This AGREEMENT FOR THE SALE AND TRANSFER OF UNITS OF MEMBERSHIP INTEREST IN HULEN PARK VENTURE, LLC, is made in Tarrant County, Texas, as of 25 November 1999, among and between, Legacy/Monterey Homes, LP., a Texas Limited Partnership, The Palladium Group, Inc., a Texas Corporation, Hulen Park Venture, LLC, a Texas Limited Liability Company, and Robert H. McKenzie-Smith, an individual.

LEGACY MONTEREY HOMES, L.P.

/s/ John R. Landon                             /s/ Robert H. McKenzie-Smith
------------------------------                 ------------------------------
By:  John R. Landon                            Robert H. McKenzie-Smith
Its: President                                 Individually

THE PALLADIUM GROUP, INC.                      HULEN PARK VENTURE, LLC.

/s/ Joy D. McKenzie Smith                      /s/ John R. Landon
------------------------------                 ------------------------------
By:  Joy D. McKenzie-Smith                     By:  John R. Landon
Its: President                                 Its: Manager